Exhibit 99.1

PDS Biotechnology Corporation Announces Pricing of Public Offering of Approximately $12 Million of Shares of Common Stock

Princeton, NJ, February 11, 2020 - PDS Biotechnology Corporation (“PDS Biotechnology”) (Nasdaq: PDSB), a clinical-stage immuno-oncology company developing multiple therapies based on PDS Biotechnology’s proprietary Versamune® T-cell activating technology, today announced the pricing of an underwritten public offering consisting of 9,230,770 shares of common stock at a price to the public of $1.30 per share. The gross proceeds to PDS Biotechnology from this offering are expected to be approximately $12,000,000, before deducting underwriting discounts, commissions and other offering expenses. The offering is expected to close on Friday, February 14, 2020, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-235549) relating to these securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on February 11, 2020 and is available on the SEC’s website located at http://www.sec.gov. This offering is being made only by means of a prospectus. Electronic copies of the prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus and the other documents that PDS Biotechnology has filed with the SEC that are incorporated by reference in such prospectus, which provides more information about PDS Biotechnology and such offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PDS Biotechnology

PDS Biotechnology is a clinical stage immuno-oncology company with a growing pipeline of clinical-stage immunotherapies to treat various early-stage and late-stage cancers, including head and neck cancer, cervical, anal, prostate, breast and other cancers.

PDS Biotechnology’s lead product candidate, PDS0101 (Versamune®-HPV) is a proprietary clinical stage immunotherapeutic administered by subcutaneous injection being developed to treat HPV-associated cancers such as head and neck cancers and anal cancers, both of which are widely reported to be increasing in frequency over the last decade, as well as cervical, penile, vaginal and vulvar cancers and their pre-cancerous conditions.  In a human Phase 1/2a clinical study, PDS0101 monotherapy demonstrated potent in-vivo induction of the critical phenotype of tumor-attacking killer (CD8) T-cells, and induction of memory T-cells.  No dose-limiting toxicities were observed in this study, suggesting potential for a rare combination of potency and safety among immune-oncology therapeutics.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectations, and assumptions and include statements regarding the proposed public offering and anticipated closing. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including market conditions, whether the proposed offering is completed, the satisfaction of customary closing conditions related to the proposed offering and the other factors described in PDS Biotechnology’s filings with the SEC. The information in this release is provided only as of the date of this release, and PDS Biotechnology undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035 / +1 (646) 536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com